UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):      August 10, 2005
CT COMMUNICATIONS, INC.
(Exact name of registrant as specified in its charter)

NORTH CAROLINA	0-19179	56-1837282
(State or other	(Commission	(IRS Employer
Jurisdiction	File Number)	Identification No.)
of incorporation)

1000 PROGRESS PLACE NE
P.O. BOX 227
CONCORD, NORTH CAROLINA	28026-0227
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:      (704) 722-2500
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 1.01 Entry into a Material Definitive Agreement
Acceleration of Vesting of Unvested Stock Options
On August 10, 2005, the Compensation Committee (the “Committee”) of the Board of Directors of CT Communications, Inc. (the “Company”) approved the immediate and full acceleration of the vesting of each otherwise unvested stock option granted under the Company’s Amended and Restated 2001 Stock Incentive Plan (the “2001 Plan”). Stock options granted from 2002 through 2005 with respect to approximately 1.0 million shares of the Company’s Common Stock (“Common Shares”), including approximately 492,000 options held by officers at or above the level of Vice President (including executive officers), are subject to this acceleration, which was effective as of August 10, 2005. The following number of options held by the Company’s executive officers were so accelerated: 173,281 options held by Michael R. Coltrane, 76,689 options held by Matthew J. Dowd, 59,891 options held by Michael R. Nash, 55,570 options held by James E. Hausman, 16,734 options held by Ronald A. Marino, and 12,867 options held by David Armistead. There are no accelerated options held by non-employee directors. Based on the closing price of the Company’s common stock of $10.67 per share on August 10, 2005, approximately 77,000 of the accelerated options were in-the-money (i.e., the option exercise price was less than $10.67 per share) and approximately 952,000 of the accelerated options were out-of-the money (i.e., the option exercise price was greater than or equal to $10.67 per share).
Each officer with a title of vice president and above has agreed pursuant to a lock-up agreement (a “Lock-up Agreement”) to refrain from selling Common Shares acquired upon the exercise of accelerated options (other than shares needed to cover the exercise price and satisfy withholding taxes) until the date on which the exercise would have been permitted under the option’s pre-acceleration vesting terms or, if earlier, the officer’s last day of service or upon a “corporate transaction” as defined in the 2001 Plan.
The decision to accelerate the vesting of these options was made primarily to reduce non-cash compensation expense that would have been recorded in future periods following the Company’s application of Financial Accounting Standards Board Statement No. 123, “Share Based Payment (revised 2004)” (FAS 123R). The Company will be required to apply the expense recognition provisions of FAS 123R beginning in the first quarter of 2006. The Company believes that the aggregate future expense that will be eliminated as a result of the acceleration of the vesting of these options could approximate up to $6 million. This will be reflected in a pro forma footnote disclosure in the Company’s fiscal year 2005 financial statements, as permitted under the transition guidance provided by the FASB.
In addition, the Company has changed its compensation philosophy and no longer grants options as the primary form of equity compensation.
The form of the Lock-Up Agreement is attached hereto as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.
99.1     Lock-Up Agreement

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CT COMMUNICATIONS, INC. (Registrant)

Date: August 11, 2005	By:	/s/ Ronald A. Marino
Ronald A. Marino Chief Accounting Officer

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